Exhibit 13.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Offering Statement on Form 1-A of our report dated July 22, 2026, relating to the financial statements of DeedFlow, Inc. as of June 30, 2026 and for the period from inception (June 3, 2026) through June 30, 2026, which appear in this Offering Statement.

We also consent to the reference to us as experts in accounting and auditing in the Offering Statement.

/s/ Wahl Street Accountancy Corporation

Wahl Street Accountancy Corporation

Irvine, California

August 14, 2026